Exhibit 3.3

Exhibit B to Senior Secured Convertible Note

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April __, 2017 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement"), made by and among (A) PROTEA BIOSCIENCES GROUP, INC.., a Delaware corporation (“PRGB” or the “Company”), (B) PROTEA BIOSCIENCES, INC., a Delaware corporation (“Protea” and individually and collectively, with the Company, the "Debtors"), and (C) SUMMIT RESOURCES, INC., a West Virginia corporation (“Summit”) or its designated assignees (together with Summit, the "Secured Party").

WHEREAS, the Secured Party has made a $1,750,000 loan to the Company, as evidenced by the Company’s 15% senior secured convertible promissory note dated as of April __, 2017 (the “Note”) for the purpose of (a) enabling the Company to acquire the “Instrument” (as that term is defined in a Term Sheet dated as of March 31, 2017, to be purchased by the Company), and (b) providing the Debtors with working capital; and

WHEREAS, this Security Agreement is given by the Debtors in favor of the Secured Party to secure the payment and performance of all of the Obligations under the Note and the Guaranty Agreement executed by Protea as Subsidiary Guarantor;

WHEREAS, it is a condition to the willingness of the Secured Party to provide the Note Note that the Debtors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions.

(a)       Unless otherwise defined in this Agreement, all references to the terms, the “Warrant” and the “Guaranty Agreement” shall have the same meanings as they are defined in the Note. This Agreement, the Note, the Warrant, and the Guaranty Agreement, as the same may be amended, supplemented or otherwise modified from time to time, are collectively referred to in this Agreement as the "Transaction Documents".

(b)       Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)       For purposes of this Agreement, the following terms shall have the following meanings:

"Collateral" has the meaning set forth in Section 2.

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"Event of Default" has the meaning set forth in the Note, set forth in this Agreement, and/or in any of the Transaction Documents.

"First Priority" means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to Permitted Liens).

“Permitted Liens” means any of the following:

(a)       Liens directly securing the Obligations to the Holder of the Note;

(b)       Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(c)       Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(d)       Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) the amount secured is not overdue by more than one hundred eighty (180) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible);

(e)       Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank;

(f)       mechanic, workmen’s, materialman’s and repairman’s liens in the ordinary course of business; and

(g)       liens on the property of the Debtors securing (i) non-delinquent trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business.

"Proceeds" means "proceeds" as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

"Secured Obligations" has the meaning set forth in Section 3.

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“Stockholder Creditors” shall have the meaning as set forth in Section 4.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of West Virginia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.       Grant of Security Interest. To secure the full and timely performance of all of Debtors’ obligations and liabilities to Secured Party in connection with the Note and pursuant to this Security Agreement (collectively, the “Obligations”), each of the Debtors hereby unconditionally and irrevocably pledges, grants and hypothecates to Secured Party a continuing First Priority lien and security interest (the “Security Interest”) in and to all of the property of the Debtors, both tangible and intangible, that is described on Exhibit “1” to this Agreement (the “Collateral”), and all Proceeds and products of the foregoing Collateral and all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtors from time to time with respect to any of the foregoing.

For so long as Debtors shall owe Obligations to the Secured Party, Debtors agree that: (a) no subsequent Lien may be placed on or attach to the Instrument or the purchase orders and contracts between the Company and its customers in connection with the use of the Instrument, without Secured Party’s written consent, which may be withheld for any reason, and (b) if Debtors seek to grant to any other secured lender any Lien on the other Collateral, they may only do so if such other secured lender (i) obtains a Lien that is subject and subordinated to the first priority Lien granted to Secured Party pursuant to this Agreement, and (ii) enters into a subordination and intercreditor agreement with Secured Party in form and content acceptable to Secured Party.

3.       Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a)       the obligations of the Debtors from time to time arising under this Agreement and under the other Transaction Documents, or otherwise with respect to (i) the due and prompt payment of the principal of and premium, if any, and interest on the Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Debtors under or in respect of the Transaction Documents and this Agreement; and

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(b)       all other covenants, duties, debts, obligations and liabilities of any kind of the Debtors to Secured Party under or in respect of the Transaction Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the "Secured Obligations").

4.       Perfection of Security Interest and Further Assurances.

(a)       The Debtors shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be reasonably requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral.

(b)       The Debtors hereby irrevocably authorize the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Debtors hereunder, without the signature of the Debtors where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Debtors, or words of similar effect. The Debtors agree to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c)       The Debtors hereby further authorize the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Debtors hereunder, without the signature of the Debtors where permitted by law.

(d)       If the Debtors shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Debtors shall immediately endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

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(e)       The Debtors agree that at any time and from time to time, at the expense of the Debtors, the Debtors will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5.       Representations and Warranties. Debtors represents and warrants as follows:

(a)       As at the date this agreement, Debtors are the sole, direct, legal and beneficial owner of the Collateral, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for Permitted Liens and the security interest created by this Agreement.

(b)       The grant of a security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority Lien and security interest in the Collateral, securing the payment and performance when due of the Secured Obligations and no other lien will be created affecting any of the collateral without the written permission of the Secured Party, which may be withheld for any reason.

(c)       It has full power, authority and legal right to enter into the Transaction Documents and grant a security interest in the Collateral pursuant to this Agreement.

(d)       Each of the Transaction Documents has been duly authorized, executed and delivered by the Debtors and constitutes a legal, valid and binding obligation of the Debtors enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)       No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the issuance of the Note Note and the grant by the Debtors of the security interest in the Collateral pursuant to this Agreement or for the execution and delivery of the Transaction Documents by the Debtors or the performance by the Debtors of its obligations thereunder.

(f)       The execution and delivery of the Transaction Documents by the Debtors and the performance by the Debtors of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Debtors or any of its property, or the organizational or governing documents of the Debtors or any agreement or instrument to which the Debtors are party or by which it or its property is bound.

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6.       Voting, Distributions and Receivables.

(a)       The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Debtors may, to the extent the Debtors has such right as a holder of the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, such vote would be inconsistent with or result in any violation of any provision of the Transaction Documents or this Agreement.

(b)       The Secured Party agrees that the Debtors may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor.

(c)       If any Event of Default shall have occurred and be continuing, the Secured Party may, or at the request and option of the Secured Party the Debtors shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.

7.       Covenants. Each of the Debtors do hereby covenant and agree as follows:

(a)       The Debtors will not, without providing at least 10 days' prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Debtors will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party's security interest in the Collateral.

(b)       The Debtors shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Debtors and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(c)       Debtors will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein, other than the Permitted Liens.

(d)       The Debtors will keep the Collateral in good order and repair and will not use the same in violation of any policy of insurance thereon. The Debtors will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, upon adequate notice.

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(e)       The Debtors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, except when the amount or validity of any such taxes, assessments, governmental charges, and/or levies is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Debtors.

(f)       If an Event of Default under the Note shall occur and be continuing and if Secured Party shall elect to exercise its remedies pursuant to Section 9 below, the Debtors hereby covenant and agree to assist the Secured Party in selling or otherwise disposing of the Collateral, including the Instrument, and use their collective best efforts to obtain ~~at~~ the highest possible price for such Collateral in order to maximize the Secured Party in recouping the entire unpaid Principal Amount and all accrued interest at the Default Interest Rate on the Note.

(g)       Debtors will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended.

8.       Secured Party Appointed Attorney-in-Fact. The Debtors hereby appoint the Secured Party the Debtors’ attorney-in-fact, with full authority in the place and stead of the Debtors and in the name of the Debtors or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Debtors or any third party for failure to do so or take action), provided that Secured Party shall provide Debtors with a copy of any such document and a reasonable opportunity to review and comment. This appointment, being coupled with an interest, shall be irrevocable. The Debtors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with this Agreement.

9.       Remedies Upon Default.

(a)       If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtors, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Debtors at its notice address as provided in this Agreement not less than twenty (20) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Debtors waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights under this Section 10. The Debtors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Debtors agree that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

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(b)       If any Event of Default shall have occurred and for so long such Event of Default shall be continuing, all rights of the Debtors to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c)       If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys' fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtors or to whomsoever may be lawfully entitled to receive such surplus.

(d)       If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Debtors agree that, upon request of the Secured Party, the Debtors will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

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10.       No Waiver and Cumulative Remedies. The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

11.       Security Interest Absolute. The Debtors hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Debtors hereunder, shall be absolute and unconditional irrespective of:

(a)       any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)       any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Transaction Documents, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)       any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)       any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)       any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations;

(f)       any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Debtors against the Secured Party; or

(g)       any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note Note or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Debtors or otherwise operate as a defense available to, or a legal or equitable discharge of, the Debtors or any other Debtors, guarantor or surety.

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12.       Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Debtors therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Debtors, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

13.       Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Transaction Documents, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

14.       Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 15, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Debtors, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that, the Debtors may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party's interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.

15.       Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Debtors, (a) duly assign, transfer and deliver to or at the direction of the Debtors (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Debtors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and all other Transaction Documents.

16.       GOVERNING LAW. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of West Virginia.

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17.       Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Transaction Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Debtors

PROTEA BIOSCIENCES GROUP, INC. By_____________________ Name: Stephen Turner Title: Chief Executive Officer PROTEA BIOSCIENCES, INC
By_____________________ Name: Stephen Turner Title: Chief Executive Officer

Secured Party SUMMIT RESOURCES, INC. By:___________________________ Name: Steve Antoline Title: President

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EXHIBIT “1”

DESCRIPTION OF COLLATERAL

“Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following personal property of each of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i)       the Instrument, all components thereof and all proceeds derived therefrom;

(ii)       a collateral assignment of all purchase orders and contracts between the Company and its customers in connection with the use of the Instrument;

(iii)       All accounts receivable and other rights to receive payments from customers;

(iv)       all unencumbered goods and equipment, fixtures, vehicles (including motor vehicles and trailers) including, without limitation, those items of machinery and equipment, listed on Schedule A annexed hereto , any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

(v)       all inventory, including, without limitation, all merchandise, raw materials, parts, supplies, all documents of title representing any of the foregoing, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtors’ custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(vi)       all contract rights (including license rights and option rights) and general intangibles (including payment intangibles);

(vii)       all intellectual property rights, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtors and arising out of the sale or lease of goods, the licensing of technology or other intellectual property rights or the rendering of services by Debtors, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtors;

(viii)       all documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, supporting obligations, instruments and chattel paper and Debtors’ books relating to the foregoing;

(ix)       all of Debtors’ books, records and data relating to any of the foregoing in any form whatsoever and any and all claims, rights and interests in any of the above and all substitutions therefore, additions and accessions thereto and proceeds thereof;

(x)       all rights, remedies, powers and/or privileges of Debtors with respect to any of the foregoing; and

(xi)       any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing; provided that, to the extent that the provisions of any contract, license or agreement expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof and the grant of a security interest therein, Debtors’ rights in such contract, license or agreement shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, it being understood that upon request of Secured Party, Debtors shall in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party in Debtors’ rights under such contract, license or agreement.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each subsidiary of Debtors, or any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of Debtors obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the foregoing, including, but not limited to, all dividends, interest and cash.

Schedule A to Exhibit 1 to Security Agreement

00042	1	LAB EQUIP	Agilent 1100 Series HPLC system (pumps)	1/20/2003	$22,869.26	$0.00	$5,000.00	LCMS SERVICES
00045	1	LAB EQUIP	Agilent 1200 Series UV detector	3/22/2007	$20,512.06	$0.00	$5,000.00	LCMS SERVICES
00060	1	LAB EQUIP	Shimadzu SIL-20AC autosampler	4/4/2007	$20,200.00	$0.00	$5,000.00	CONSUMABLES
00112	1	LAB EQUIP	Mettler-Toledo XP26 analytical balance	5/15/2009	$16,874.21	$0.00	$5,000.00	LCMS SERVICES
00113	1	LAB EQUIP	Parker Balston Source 5000 LCMS Gas	8/25/2009	$21,095.48	$0.00	$5,000.00	LCMS SERVICES
00114	1	LAB EQUIP	Shimadzu Photodiode Array and Flow Cell	8/24/2009	$14,920.14	$0.00	$5,000.00	LCMS SERVICES
00115	1	LAB EQUIP	Shimadzu Autosampler and Accessory Modul	8/24/2009	$37,131.04	$0.00	$10,000.00	LCMS SERVICES
00116	1	LAB EQUIP	Shimadzu Autosampler and Accessory Modul	8/24/2009	$37,131.04	$0.00	$10,000.00	CONSUMABLES
00131	1	LAB EQUIP	Opotek IR Opolette Laser System (WALL-E)	12/1/2009	$48,023.00	$0.00	$10,000.00	LAESI
00135	1	FURNITURE	Schwab Fireproof File Storage Cabinet	11/1/2009	$2,409.00	$0.00	$500.00	ADMIN
00139	1	LAB EQUIP	Stratasys 3D Printer System	3/15/2010	$122,440.00	$0.00	$40,000.00	LAESI
00140	1	FURNITURE	Schwab Fireproof File Storage Cabinet	3/15/2010	$2,460.00	$0.00	$500.00	ADMIN
00146	1	LAB EQUIP	Labconco 4.5L Console 115 Lyophilizer	5/15/2010	$7,497.81	$607.95	$607.95	LCMS SERVICES
00147	1	LAB EQUIP	(-80) Revco Ultima+ HD 31.4CF	5/15/2010	$15,348.95	$1,244.54	$1,244.54	LCMS SERVICES
00148	1	LAB EQUIP	(-80) Revco Ultima+ HD 31.4CF	5/15/2010	$15,348.95	$1,244.54	$1,244.54	LCMS SERVICES
00149	1	LAB EQUIP	Refrigerator Chrom 8 FL	5/15/2010	$8,843.17	$717.03	$717.03	LCMS SERVICES
00150	1	LAB EQUIP	Refrigerator Chrom 8 FL	5/15/2010	$8,843.17	$717.03	$717.03	LCMS SERVICES
00151	1	LAB EQUIP	Sovall Centrifuge	5/15/2010	$6,464.07	$524.13	$524.13	LCMS SERVICES
00152	1	LAB EQUIP	Sovall Centrifuge	5/15/2010	$6,464.07	$524.13	$524.13	LCMS SERVICES
00153	1	LAB EQUIP	96-well Plate N2 Evaporator	5/15/2010	$9,575.00	$776.38	$776.38	LCMS SERVICES
00154	1	LAB EQUIP	TurboVap Nitrogen Evaporator	5/15/2010	$11,307.00	$916.81	$916.81	LCMS SERVICES
00155	1	LAB EQUIP	Lab Furniture	5/15/2010	$16,427.00	$1,331.96	$1,331.96	LCMS SERVICES
00163	1	LAB EQUIP	POWERVAR 5.2kVA (208/120VAC) UPS	8/15/2010	$6,332.25	$514.50	$514.50	LCMS SERVICES
00164	1	LAB EQUIP	POWERVAR 5.2kVA (208/120VAC) UPS	8/15/2010	$6,332.25	$514.50	$514.50	LCMS SERVICES
00169	1	LAB EQUIP	Ultralow Freezer, Upright, -80 to 50C	9/15/2010	$7,803.99	$629.67	$629.67	LCMS SERVICES
00174	1	FURNITURE	Schwab Fireproof File Storage Cabinet	4/23/2010	$2,460.00	$205.10	$500.00	ADMIN
00179	1	LAB EQUIP	Shimadzu Rack	4/22/2011	$31,366.89	$5,041.12	$5,041.12	LCMS SERVICES
00180	1	LAB EQUIP	Mass Spectrometer - LTQ Velos	5/3/2011	$293,597.60	$50,680.56	$50,680.56	LAESI IMAGING
00182	1	FURNITURE	Cisco VOIP System	4/1/2011	$95,527.43	$15,352.60	$15,352.60	ADMIN
00201	1	LAB EQUIP	TUV Detector	10/1/2011	$17,092.24	$3,967.83	$3,967.83	LCMS SERVICES
00207	1	LAB EQUIP	OPO laser	12/28/2011	$21,500.00	$5,502.97	$5,502.97	LAESI
00218	1	LAB EQUIP	Natural Oak Wall Storage Case, Glass Dr	4/13/2012	$7,686.00	$2,333.25	$2,333.25	LCMS SERVICES
00220	1	LAB EQUIP	POWERVAR 5.2kVA (208/120VAC) UPS	4/13/2012	$8,199.00	$2,488.96	$2,488.96	LCMS SERVICES
00221	1	LAB EQUIP	Lab Furniture	4/13/2012	$36,071.88	$10,950.37	$10,950.37	LCMS SERVICES
00223	1	FURNITURE	Conference Room Furniture	4/1/2012	$7,375.00	$2,238.84	$2,238.84	LCMS SERVICES
00225	1	LAB EQUIP	Heratherm AP Oven 100L	4/13/2012	$1,903.12	$577.74	$577.74	LCMS SERVICES
00226	1	LAB EQUIP	Acrylic Desiccator Cabinet (DEC4)	4/13/2012	$2,019.39	$613.05	$613.05	LCMS SERVICES
00228	1	LAB EQUIP	-20 C Manual Defrost Freezer	4/13/2012	$5,173.65	$1,570.59	$1,570.59	LCMS SERVICES
00229	1	LAB EQUIP	-20 C Manual Defrost Freeze	4/13/2012	$5,173.65	$1,570.59	$1,570.59	LCMS SERVICES
00231	1	LAB EQUIP	Fume Hood and Exhaust Blower (Hood 2)	4/13/2012	$11,460.29	$3,479.04	$3,479.04	LCMS SERVICES
00234	1	LAB EQUIP	Lab Gas Generator NM 180L-	4/13/2012	$19,000.00	$5,767.84	$5,767.84	LAESI
00235	1	LAB EQUIP	Samsung Series 6 55 inch HDTV	4/17/2012	$4,459.02	$1,353.65	$1,353.65	LCMS SERVICES
00236	1	LAB EQUIP	Samsung Series 7 55 inch HDTV	4/17/2012	$4,459.02	$1,353.65	$1,353.65	LCMS SERVICES
00238	1	LAB EQUIP	Lab Worksurface, Workbench, 6"12" drawer	5/11/2012	$4,967.54	$1,567.13	$1,567.13	LAESI
00244	1	FURNITURE	Cisco Telephone System	6/1/2012	$72,634.66	$23,779.20	$23,779.20	ADMIN
00257	1	LAB EQUIP	IR Opolette 2940- Imaging Laser (WALL-E)	12/31/2012	$54,576.38	$21,765.56	$21,765.56	LAESI
00262	1	COMP-HARD	PowerConnect 6224 Switch - 2 units	5/10/2013	$5,786.63	$1,398.43	$1,398.43	ADMIN

A-1

00265	1	LAB EQUIP	Logic+ Purifier & Biosafety Cabinet	5/23/2013	$12,708.65	$5,824.81	$5,824.81	LAESI IMAGING
00271	1	LAB EQUIP	Tissue Culture Cell Incubator	6/3/2013	$6,295.16	$2,960.22	$2,960.22	LAESI IMAGING
00273	1	LAB EQUIP	Laminate Instrument Bench	6/7/2013	$2,068.00	$972.45	$972.45	LAESI IMAGING
00276	1	LAB EQUIP	Olympus VS-120 Microscopes Limited	6/14/2013	$89,710.19	$42,185.15	$42,185.15	LAESI
00279	1	COMP-HARD	Dell Rack with Doors & PowerEdge	7/1/2013	$5,983.52	$1,645.47	$1,645.47	ADMIN
00286	1	LAB EQUIP	CroStar NX70 - Cryostat	11/5/2013	$39,756.40	$21,061.41	$21,061.41	LAESI IMAGING
00292	1	COMP-HARD	Black Box 45U Rack Elite Server Cab	12/4/2013	$5,338.67	$2,891.76	$2,891.76	LCMS SERVICES
00294	1	COMP-HARD	Dell PowerVault NX3200 - NAS Server	12/13/2013	$12,813.70	$4,591.58	$4,591.58	LCMS SERVICES
00295	1	COMP-HARD	Dell PowerVault NX3200 - NAS Server	12/13/2013	$12,813.71	$4,591.59	$4,591.59	LCMS SERVICES
00296	1	COMP-HARD	PowerVault NX3200 Server	12/13/2013	$12,813.70	$4,591.58	$4,591.58	ADMIN
00302	1	LAB EQUIP	AUTOCLAVE-01 Sterilelite 16L 120V	1/27/2014	$4,859.43	$2,690.05	$2,690.05	LCMS SERVICES
00303	1	LAB EQUIP	SunCollect Spotter with Spray Option	2/6/2014	$17,423.50	$9,852.58	$9,852.58	LAESI IMAGING
00304	1	COMP-SOFT	SunCollect II-Plus System	2/6/2014	$24,502.00	$0.00	$10,000.00	LAESI IMAGING
00307	1	LAB EQUIP	Instrument Table - Mass Spec Bench	2/25/2014	$4,975.61	$2,813.60	$2,813.60	LAESI IMAGING
00308	1	LAB EQUIP	HM 325 Manual Rotary Microtome	3/5/2014	$10,347.74	$5,974.58	$5,974.58	LAESI IMAGING
00310	1	LAB EQUIP	LAESI (Cupid)	3/15/2014	$53,062.50	$30,637.26	$30,637.26	LAESI
00312	1	LAB EQUIP	Freeze Dry Vacuum Pump 117LPM	4/8/2014	$2,801.63	$1,650.97	$1,650.97	CONSUMABLES
00313	1	LAB EQUIP	3mikron laser system - Pantec	4/7/2014	$49,635.18	$29,249.29	$29,249.29	LAESI
00315	1	LAB EQUIP	Spillstopper work surface 6' bench	6/1/2014	$1,193.74	$731.89	$731.89	LCMS SERVICES
00316	1	LAB EQUIP	36" Acid Cabinet without shelf	6/1/2014	$1,207.50	$740.30	$740.30	LCMS SERVICES
00317	1	LAB EQUIP	Fiberglass blower 12" 1/4 HP	6/1/2014	$2,592.16	$1,589.24	$1,589.24	LCMS SERVICES
00318	1	LAB EQUIP	6' Protector Premier Fumehood & vent	6/1/2014	$9,316.93	$5,712.16	$5,712.16	LCMS SERVICES
00319	1	LAB EQUIP	Solvent storage cabinet 36" with shelf	6/1/2014	$2,209.78	$1,354.81	$1,354.81	LCMS SERVICES
000320	1	LAB EQUIP	Laboratory Table	6/1/2014	$7,964.37	$4,882.92	$4,882.92	LCMS SERVICES
00328	1	LAB EQUIP	Nanospray kit - QExactive	3/5/2014	$31,920.00	$18,240.00	$18,240.00	LCMS SERVICES
00329	2	LAB EQUIP	Binary Pump with Cleaning Kit (HPLC)	12/30/2014	$39,038.66	$26,722.89	$26,722.89	LCMS SERVICES
00329	3	LAB EQUIP	Autosampler with Fraction/Collector/Spot	12/30/2014	$27,458.67	$18,796.11	$18,796.11	LCMS SERVICES
00329	5	LAB EQUIP	Diode-Array Detector with Press Relief	12/30/2014	$25,722.64	$17,607.77	$17,607.77	LCMS SERVICES
00329	4	LAB EQUIP	Thermostatted Column (HPLC) (TCC)	12/30/2014	$6,582.21	$4,505.67	$4,505.67	LCMS SERVICES
00329	1	LAB EQUIP	Pilot Handheld Controller for HPLC	12/30/2014	$3,058.51	$2,093.62	$2,093.62	LCMS SERVICES
00331	1	LAB EQUIP	Nitrogen Gas Generator	2/20/2015	$51,972.73	$36,814.02	$36,814.02	LCMS SERVICES
00331	2	LAB EQUIP	Powerex Compressor Package including	2/20/2015	$33,160.50	$23,488.69	$23,488.69	LCMS SERVICES
00333	1	LAB EQUIP	Mass Spec Bench	4/1/2015	$9,563.84	$7,002.09	$7,002.09	LCMS SERVICES
00342	1	LAB EQUIP	Agilent 1260 Chip Cube	6/16/2016	$7,833.40	$7,040.74	$7,040.74	LCMS SERVICES
00343	1	LAB EQUIP	Nano ThermoFisher Easy nLC 1200	9/20/2016	$79,452.10	$74,249.88	$74,249.88	LCMS SERVICES
00344	1	LAB EQUIP	QTRAP 5500 Workstation Upgrade	2/1/2017	$6,918.62	$6,822.53	$6,822.53	LCMS SERVICES
00345	1	LAB EQUIP	QTRAP 5500 Workstation Upgrade	2/1/2017	$6,918.62	$6,822.53	$6,822.53	LCMS SERVICES
00297	1	LAB EQUIP	UltrafleXtreme Maldi TOF/TOF System Bruk	12/26/2013	$441,708.75	$241,900.09	$300,000.00	LCMS SERVICES
		COMP-HARD	Barracuda	4/15/2017	$50,000.00	$50,000.00	$50,000.00
		LAB EQUIP	LAESI Unit - Y	4/30/2017	$53,062.50	$53,062.50	$53,062.50
					$2,471,907.82	$958,186.04	$1,127,580.85

A-2